Exhibit 9.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Acergy S.A.’s Registration Statements File Nos. 333-74321, 333-124983, and 333-124997 on Form S-8 and File No. 333-86288 on Form F-3 and Form F-3/A of our reports relating to the consolidated financial statements of Acergy S.A. and subsidiaries (the “Group”) and the effectiveness of the Group’s internal control over financial reporting dated February 17, 2010, appearing in this Annual Report on Form 20-F of the Group for the year ended November 30, 2009.

/s/ Deloitte LLP
Deloitte LLP London, United Kingdom February 23, 2010